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                                                                     Exhibit 8.1


                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174



                                             May 27, 2003


Easy Gardener Products, Ltd.
2024 Estates Drive
Woodway, Texas  76712



Ladies and Gentlemen:

                  Reference is made to the proposed sale of assets (the "Asset Sale") by the material subsidiaries of U.S. Home & Garden Inc., a Delaware corporation ("USHG"), to Easy Gardener Products, Ltd., a Texas limited partnership (the "Company"), and to certain amendments to the instruments governing the rights of holders of the 9.40% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of U.S. Home & Garden Trust I (which proposes to change its name to Easy Gardener Products Trust I), a Delaware statutory trust (the "Trust"), necessitated thereby, including the substitution of the Company for USHG as the obligor under Junior Subordinated Debentures (the "Debentures") previously issued by USHG to the Trust, and the substitution of the Company for USHG as the obligor under the Guarantee (the "Guarantee") previously issued by USHG to the Trust.

                  We have acted as counsel to the Trust in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4, as amended, Registration No. 333-102296 (the "Registration Statement") relating to the deemed offering of (i) up to 2,530,000 shares of Trust Preferred Securities, (ii) the Debentures, and (iii) the Guarantee, effected by the proposed Asset Sale.

                  This opinion letter relates to the material federal income tax consequences of the proposed Asset Sale on owners of the Trust Preferred Securities. All capitalized terms used in this opinion letter and not otherwise defined herein have the same meaning as set forth in the Registration Statement.

                  We have examined the Registration Statement, a form of the Second Amended and Restated Trust Agreement of the Trust filed as an exhibit to the Registration Statement, and such other documents as we have deemed necessary to render our opinions expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the

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May 27, 2003
Page 2


factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers of the Company, USHG and others (including, without limitation, Officer's Certificates of the Company and USHG with respect to certain facts). In addition, we have also assumed that the transactions related to the issuance of the Debentures, the Trust Preferred Securities and the Guarantee were consummated in accordance with the terms and forms of such documents. This opinion is based on the representations and assumptions set forth in the final paragraph of the section entitled "Federal Income Tax Consequences" in the Registration Statement.

                  Based on the foregoing, and assuming that the Trust was formed and has been and will be maintained in compliance with the terms of the Second Amended and Restated Trust Agreement of the Trust, the section entitled "Federal Income Tax Consequences - To Easy Gardener Products and the holders of the trust preferred securities" in the Registration Statement, insofar as it addresses matters of law or legal conclusions, represents our opinion.

                  The opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on-the date hereof. Future changes in the law or interpretations of the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above. We have undertaken no obligation to update this opinion in such event.

                  Other than the specific tax opinions set forth in this letter, no other opinion has been requested of us or rendered by us with respect to the tax treatment of the proposed Asset Sale or deemed issuance and sale of the Debentures, the Trust Preferred Securities or the Guarantee, including, but not limited to, the tax treatment of the proposed transactions under other provisions of the Code and the Treasury Regulations or the tax treatment of the proposed transactions under state, local, foreign or any other tax laws.

                  We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and the references to our name in the Registration Statement and the Prospectus forming a part thereof under the captions "Federal Income Tax Consequences" and "Legal Matters". In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.


                                             Very truly yours,

                                             /s/ BLANK ROME LLP

                                             BLANK ROME LLP